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                                                                    EXHIBIT 10.2

                               MEMBERS AGREEMENT

     This Agreement is made as of this 29th day of July, 1997 among Casino America of Colorado, Inc., a Colorado corporation ("CAC"), Casino America, Inc., a Delaware corporation ("CA"), Blackhawk Gold, Ltd., a Colorado corporation ("BG") and Nevada Gold & Casinos, Inc., a Nevada corporation ("NG"). CAC BG are sometimes herein referred to as the "Members" or individually as a "Member".

     WHEREAS, CAC and BG are the initial members of Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company") and are parties to an Amended and Restated Operating Agreement of the Company dated as of the date of this Agreement;

     WHEREAS, CAC is a wholly-owned subsidiary of CA and BG is a wholly-owned subsidiary of NG;

     WHEREAS, the Company was formed for the purpose of developing, constructing and operating a casino and related facilities in Black Hawk, Colorado;

     WHEREAS, the Company has entered into a Management Agreement, dated April 25, 1997, as amended effective as of the date hereof, with CA for CA to manage the foregoing project;

     WHEREAS, the parties wish to set forth certain agreements with respect to the foregoing project and their respective rights and obligations;

     THEREFORE, the parties agree as follows:

        ARTICLE 1: INITIAL OWNERSHIP INTEREST AND DEFINITIONS

     1.1   Initial Ownership.  The parties agree that, after giving effect to
           -----------------
the sale of Ownership Interests pursuant to Section 3.2[a] below, the respective percentage Ownership Interests are as follows: BG-40.80% and CAC-59.20%, and that Appendix I to the Operating Agreement will be amended accordingly.

1.2  Definitions.  Capitalized terms not otherwise defined in Exhibit A hereto
     -----------
shall have the respective meanings ascribed for those in the Operating Agreement, applicable to both singular and plural forms, for all purposes of the Agreement.

                        ARTICLE 2: PROJECT DEVELOPMENT

2.1  General Intent.  The Members anticipate that certain expenditures will be
     --------------
made in the development of the Project pursuant to the Development Plan (including feasibility studies, development planning, regulatory approvals and the obtaining of financing). The Members

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anticipate that these costs will be funded by CAC pursuant and subject to the terms of Section 3.1 and 3.3 hereof and subject to the other terms and conditions of this Agreement.

2.2  Employee Costs. Except as otherwise expressly provided in this Agreement or
     --------------
in the Management Agreement, each Member will be separately responsible for its own payroll and benefit expense of its employees and independent contractors with respect to the Project or Company business.

2.3  Debt Financing. Except for the Initial Contributions by the Members and any
     --------------
contributions under the CA Completion Capital Commitment, the Members acknowledge and agree that, to the extent commercially reasonable, the Project will be funded through debt financing. The Company shall incur no debt or liability for which the Members or their respective Affiliates would be obligated in any way. Without limiting the foregoing, no Member or Affiliate will be required to guarantee or co-sign any loan made to the Company or any other obligation of the Company.

2.4  Development Plan. CAC will use its reasonable commercial efforts to attempt
     ----------------
to develop the Project on behalf of the Company. A description of the Development Plan is contained in the Offering Circular, and such plan is hereby approved by the Members. In consideration for contributing the Development Plan for the Project to the Company, CAC has, effective as of the date of this Agreement, received a credit to its capital account in the Company.

     Neither CAC nor any Affiliate shall be liable to the Company or BG or its Affiliates for any losses, damages, liabilities or expenses resulting or arising from the Development Plan, other than as a direct and proximate result of the gross negligence or willful misconduct of CAC; and neither CAC nor its Affiliates makes any representations or warranties as to the Development Plan or the successful completion of the Project.

     BG and its Affiliates will cooperated with CAC in connection with the development of the Project in all reasonable respects, including without limitation, providing pertinent information, documents or records or making appearances before regulatory authorities whose approvals are required for the Project. Additionally, NG hereby agrees to allow the Company to dispose of excavated rock or soil on property in Gilpin County owned by NG, subject to a commercially reasonable fee, or to locate for the Company a reasonably acceptable alternative site to dispose of such materials.

     Notwithstanding anything to the contrary in this Agreement or elsewhere, all costs, expenses, liabilities or obligations (the "Development and Pre-Opening Costs") incurred by CAC or any Affiliate in connection with the Development Plan or in connection with any other matter of any kind or nature prior to the opening for public business of the Casino Facility (other than costs of services provided by the regular employees of CA at no additional cost to it), (i) shall not exceed the sum of one million dollars ($1,000,000) without the consent of CAC and (ii) shall be deemed, as and when incurred or paid by CAC or its Affiliates, to be a contribution to the capital of the Company pursuant to Section 3.1(b)(i) below.

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                       ARTICLE 3: CAPITAL CONTRIBUTIONS

3.1  Initial Contributions.
     ---------------------

[a]  By BG: Upon the Closing, BG will have made an Initial Contribution of the
     -----
     property described in the attached Exhibit "C" (the "BG Land"). The Members agree that the Fair Market Value of the BG Land is $7.5 million.

[b]  By CAC: Upon the Closing, CAC will have made an Initial Contribution
     ------
     aggregating $9.2 million, consisting of the following; (i) the sum of $1 million, less the aggregate amount of the Development and Pre-Opening Costs paid or incurred by CAC or its Affiliates through the Closing Date, (ii) the Development Plan, which effective as of the Closing Date, shall be deemed to have been contributed by CAC to the Company, (iii) an assignment of the right to acquire the Caesars Land, together with the amount of $6.4 million, representing the balance of the total purchase price of $6.5 million for the Caesars Land and (iv) the benefits to the Company resulting from the CA Completion Capital Commitment and the Fee Subordination Agreement.

3.2  Certain Transactions Between CAC and BG at the Closing. Effective as of the
     ------------------------------------------------------
Closing, the following will have occurred:

[a] BG will have sold to CAC and CAC will have purchased from BG, a portion of BG's Ownership Interest representing 4.20% of the total Ownership Interests in the Company, for the sum of $700,000, which the parties acknowledge will have been paid in full as of the Closing Date. BG represents and warrants to CAC that, as of the Closing Date, it will have transferred, conveyed and assigned to CAC the foregoing Ownership Interest, free and clear of all liens, restrictions, rights or encumbrances of any kind whatsoever.

[b] CAC will have granted BG a non-assignable, non-transferrable right (the "Put") to require CAC to purchase from BG an additional 4.80% of the total Ownership Interest of the Company for a price of $800,000 (or such lesser portion thereof for a prorata portion of such price). BG must exercise the Put, if at all, by written notice to CAC pursuant to Section 8.9 hereof by no later than the 5:00 P.M. Mountain time on the first business day following the first anniversary of the Closing Date. The closing of the purchase and sale pursuant to any exercise of the Put, including the payment of the purchase price and the delivery of the Certificates for the Ownership Interest being purchased, shall occur no later than 10 days following the effective date of the notice. Any Ownership Interest purchased pursuant to the exercise of the Put shall be free and clear of all liens, encumbrances, rights or restrictions of any kind whatsoever, and BG shall provide such representations and warranties regarding title to the Ownership Interests being conveyed as CAC may request. The Put shall automatically expire in the event BG shall cease to be a Member of the Company at any time or is subject to a bankruptcy as defined in Section
     11.3 of the Operating Agreement.

[c] CAC will have loaned BG and NG the sum of $500,000, for which they shall be jointly and severally liable, for a term expiring on the third anniversary of the Closing Date, bearing interest at the Interest rate, and secured by a pledge of all of BG's Ownership Interest in the


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     Company, pursuant and subject to the terms of a Promissory Note and Pledge
     Agreement in the form attached hereto as Exhibit B, which BG and NG will have executed and delivered as of the Closing.

3.3  Additional Contributions. Except upon the agreement of all Members and upon
     ------------------------
such terms and conditions as they may agree in writing, no Additional Contributions will be required or permitted from the members of the Company, except for any amounts contributed to the Company pursuant to the terms of the CA Completion Capital Commitment and except that the Company may, by vote of the Majority In Interest, require Additional Contributions from Members (i) if required by governing law, (ii) as reasonably required in connection with the development and construction of a hotel on the Project, but only to the extent that the total funds available to complete the hotel from the unused portion of the CA Completion Capital Commitment and from the proceeds of the $75 million of Project financing are insufficient to permit the completion of the hotel, (iii) for replacement of fixtures, furnishings or equipment of the Project and (iv) not to exceed a total cumulative additional sum of $4 million, as reasonably required for implementation of the Development Plan or other reasonably required capital expenditures of the Company. The Member that provides any Additional Contribution shall receive a corresponding credit to its capital account and its Ownership Interest shall be increased proportionately with the increase in its capital account.

3.4  Default. If a Member fails to make a required Capital Contribution timely
     -------
when due, each other Member which is not in default will have the option to:

[a] Make all or part of such Capital Contribution on its own behalf and increase its Ownership Interest accordingly; or

[b] Loan all or part of such Capital Contribution amount to the Company, with such loan payable on demand and with Interest (and such amount will be treated as a loan rather than as a Capital Contribution).

     If there is more than one Member which is not in default in its required Capital Contributions, the non-defaulting Members will agree among themselves as to the allocation of any required Capital Contribution that is either contributed or loaned, and if they do not agree, each such Member will be entitled to contribute and to loan an amount equal to its proportionate share (based on the ratio of their Capital Contributions previously made).

3.5  Loans by Members. Subject to term of the Indenture, the Members or their
     ----------------
Affiliates may loan money to the Company for Company purposes as provided in the Operating Agreement, at the Interest rate.

3.6  Distributions. The parties agree to cause the Managers appointed by them to
     -------------
cause the Company, at least quarterly, to distribute to Members from Available Company Cash the maximum amount that may be distributed with respect to the Ownership Interests subject to the terms of the Indenture. "Available Company Cash" means cash in excess of the cash reserves provided for in Section 6.6 of the Operating Agreement. In the event CA (or CAC) is required to make any payment pursuant to the CA Completion Capital Commitment, at CAC's election upon notice to BG, the

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parties agree and consent, pursuant to Section 6.2 of the Operating Agreement, to the distribution to CAC of the entire amount of any and all distributions by the Company with respect to the Ownership Interests of all the Members, up to the aggregate amount of the payments made under the CA Completion Capital Commitment less any amount paid by BG to CAC for any part of the Increased Ownership Interest that CAC acquired as a result of such payments under the CA Completion Capital Commitment, before any distributions are made to any other Member. The capital account and Ownership Interest of CAC shall be appropriately adjusted to reflect any such priority distribution to CAC.

3.7  Optional Purchase of Ownership Interest from CAC. BG shall have the option
     ------------------------------------------------
to purchase for cash (unless otherwise agreed) from CAC portions of its Increased Ownership Interest sufficient to permit BG to hold up to forty-five percent (45.0%) of the Ownership Interest of the Company under the following terms and conditions:

[a] BG must provide CAC not less than fourteen (14) days prior written notice of BG's intention to exercise such option:

[b] The price for such Increased Ownership Interest will be the price paid by CAC for such Increased Ownership Interest plus Interest from the date the Increased Ownership Interest was paid for by CAC through the date of payment by BG; and

[c] Any option to be exercised by BG under this Section 3.7 must be exercised within 180 days from the date that CAC acquired such portion of its Increased Ownership Interest in excess of 55.0%.

     Upon the completion of such purchase or purchases, Appendix I to the Operating Agreement shall be automatically adjusted proportionately to reflect such purchase(s).

     Notwithstanding anything to the contrary herein, BG may not exercise an option to purchase an Increased Ownership Interest from CAC if, after giving effect to the exercise, CAC's Ownership Interest would be less than 55.0%.


                             ARTICLE 4: MANAGEMENT

4.1  Unanimous Vote. The parties agree to cause the Managers appointed by them
     --------------
not to cause the Company to effect any of the following matters without (i) the unanimous consent of each of the other Managers and (ii) the unanimous consent of the Members:

[a] The making of material changes to the Development Plan described in the Offering Circular;

[b] The adoption of any Annual Budget for any year following the opening of the Project for public business calling for capital expenditures for such budgeted year greater than $4,000,000;


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[c]  A call for Additional Contributions by the Members other than as provided for under Section 3.3; and,

[d] The approval of the principal terms of any refinancing of the Project financing described in Section 8.21(i) or the incurrence of indebtedness outside of the normal operating requirements of the Project in an outstanding amount which at any time exceeds $1 million, except for indebtedness incurred for replacement of furnishing, fixtures or equipment or as may be otherwise specifically authorized by this Agreement.


4.2  Annual Budgets. CAC will prepare an Annual Budget within a reasonable time
     --------------
before the beginning of each Fiscal Year, including the budget submitted under the Management Agreement (Exhibit "D"). An Annual Budget will include the amount of any Additional Contribution that is determined to be necessary or desirable (to be made in the proportion of the Capital Contributions previously made), and the date or dates on which such contribution to capital will be due.


                  ARTICLE 5; SALE OF PROPERTY ON DISSOLUTION


5.1  Sale of Real Property on Dissolution. In connection with any liquidation of
     ------------------------------------
the real property described in Section 3.1, together with any improvements thereon (the "Property"), the Members agree to vote and to cause the Managers appointed by them to vote to apply the following procedures in connection with such liquidation:

[a] The Company will seek to sell the Property, by listing it with a reputable broker or through such other means as it may deem appropriate to maximize the proceeds from the sale. The initial price at which the Property is offered for sale shall be the book value of the Property as reflected on the Company's books and records, unless otherwise agreed by all the Members.

[b] If any bona fide offer (the "Offer") is made for the Property, and all the Members deem the Offer acceptable, the Company shall sell the Property pursuant to the Offer. If one Member deems the Offer acceptable (the "Selling Member") and another deems it unacceptable (the "Non-Selling Member"), the following procedure shall apply: the Non-Selling Member shall have thirty (30) days from the date it receives written notice of the Offer to exercise a right of first refusal to purchase the Property on the same terms and conditions as contained in the Offer. The Non-Selling Member shall exercise such right of first refusal by written notice to the Selling Member within such thirty (30) day period, which notice shall be accompanied by evidence, reasonably satisfactory to the Selling Member, that the Non-Selling Member has a commitment to finance the purchase of the Property. The purchase of the Property pursuant to the exercise of the right of first refusal shall occur within sixty (60) days after exercise of this right of first refusal. If the Non-Selling Member does not exercise its right of first refusal, or if it is unable to adequately demonstrate the availability of financing for the purchase, or if it does not close the purchase within such sixty (60) day period, the

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     Company shall sell the Property pursuant to the Offer, or pursuant to any other Offer it may receive, the terms of which are at least as favorable as those contained in the Offer.

                         ARTICLE 6: DISPUTE RESOLUTION

6.1  Disputes.  Except as to any disputes for which injunctive relief may be
     --------
available, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute (who may be any combination of the Company and any one or more of the Members) will attempt to resolve the dispute as set forth in Section 6.2 before proceeding to arbitration as provided in Section
6.3. All documents, discovery and other information related at any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible. This Article 6 shall not apply to disputes arising under the Management Agreement.

6.2  Negotiation.  If a dispute arises, any party to the dispute will give
     -----------
notice to each other party. If the Company is not a party to the dispute, notice will be given to the Company. After notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

6.3  Arbitration. If within 30 days after the notice provided in Section 6.2, a
     -----------
dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

(a) all parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the notice provided in Section 6.2, one or more parties will request the American Arbitration Association to submit a panel five arbitrators who ar qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in Section 6.2, of if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in Denver, Colorado, and issue an award.

(b) To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with Colorado law. The arbitrators decision will be made pursuant to the relative substantive law of the State of Colorado. The award of the arbitrator will be final, binding and non-appealable. Judgement on the award may be entered in any court, state or federal court having jurisdiction.

[c] The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear all other costs and expenses as provided in Section 8.10. If one or more Members are


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     included in the arbitration because of their membership or former membership in the Company, such group will collectively be treated as one party to the dispute (through the Company as a party).


                   ARTICLE 7: PRIVILEGED LICENSE PROTECTION

7.1  Regulatory Compliance. BG acknowledges that as a result of the transactions
     ---------------------
contemplated by this Agreement, BG and its agents and Affiliates may be subject to licensing and other regulatory review and approval procedures ("Regulatory Review"), by any governmental or quasi-governmental agency which is authorized or empowered to regulate the gaming operations of CA and its Affiliates ("Regulatory Authority") in the jurisdictions in which CA and its Affiliates conduct or propose to conduct gaming activities including, without limitation, Colorado, Mississippi, Louisiana and Florida. BG agrees to cooperate fully and to cause its Affiliates to cooperate fully with the representatives of all such Regulatory Authorities in making applications, supplying information, providing reports, attending licensing and other hearings, and otherwise cooperating with and complying with the requirements of all such Regulatory Authorities so as not to interfere with CA or its Affiliates ability to develop new business or to continue to conduct its existing business. BG agrees that in the event the Board of Directors of CA reasonably determines based upon communications with a Regulatory Authority that BG or any of its Affiliates is likely to be determined unsuitable by such Regulatory Authority and as a result CAC or its Affiliates may not be permitted to engage or to continue to engage in a gaming activity (collectively a "Licensing Problem"), then, within the lesser of 150 days of notice of such event from CAC to BG or the applicable period prescribed by the appropriate Regulatory Authority (provided CAC timely notifies BG of such a determination) BG shall eliminate the Licensing Problem to the reasonable satisfaction of CA's Board or transfer its rights and obligations hereunder and its Ownership Interest to a Person reasonably acceptable to CA, who does not have a Licensing Problem, and such Person shall be accepted as a Member of the Company for all purposes. Any such transfer shall be subject to the terms and conditions contained in Article 13 of the Operating Agreement. In the event such transfer does not occur (or is not subject to a binding contract for a bona fide sale to a Third Party to close within thirty (30) days of the expiration of the one hundred fifty (150) day period described above), or the Licensing Problem is not eliminated within the prescribed one hundred fifty (150) day period, BG shall immediately convey its Ownership Interest under the agreement to CAC or an Affiliate designated by CAC for the sum equal to its Capital Account balance determined as of the end of the most recent month preceding the date of transfer with such amount payable over a five (5) year period with interest at the Prime Rate and without penalty for early payment thereof. All qualification and other expenses relating to the foregoing applications shall be borne by the respective parties submitting the applications; provided that the parties will be reimbursed by the Company for such expenses from the debt financing for the Project to the extent provided in the Offering Circular not inconsistent with the Indenture.

     Notwithstanding the foregoing, in the event that the Board of Directors of CA reasonably determines, based upon communications with a Regulatory Authority, that the opening of the Project might be delayed because (i) the licensing and/or background investigations of BG or any of its Affiliates, agents or related Persons are incomplete or (ii) any of such Persons are likely to be found unsuitable, then BG agrees to take whatever action the Regulatory Authority deems acceptable to

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

avoid a delay in opening the Project, which actions may include, without limitation, placing BG's Ownership Interests in escrow, transferring its Ownership Interest to a Person, reasonably acceptable to CA, who is licensed by the applicable regulatory authority or conveying its Ownership Interest to the Company or to CAC or an Affiliate designated by CAC for such consideration as the Regulatory Authority may prescribe.


7.2  No Unsuitability Knowledge.  neither BG nor CAC is aware of any facts or
     --------------------------
circumstances which would make any Member or the officers, directors, managers, or owners (directly or indirectly) of such Member, a Person or entity unsuitable for licensing under applicable Colorado gaming laws, rules and regulations.

7.3  Additional Regulatory Compliance Matters.  The following restrictions shall
     ----------------------------------------
be in addition to, and shall govern in the event of a conflict with, the provisions of Section 7.1 above.

     The parties agree to cause the Company not to issue any voting securities or other voting interests, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in noncompliance with the preceding sentence shall be deemed not to be issued and outstanding until (a) the Company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

     No voting securities or other voting interests issued by the Company and no interests, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the Company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

     If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this Company is unsuitable to hold such securities or other voting interests, then the Company may, within sixty (60) days after the findings of unsuitability, purchase such voting securities or other voting interests of such unsuitable Person at the lesser of (i) the cash equivalent of such Person's investment in the Company, or
(ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable Person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by Persons found by the Commission to be suitable to own them, (a) the Company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities shall not for any purposes be included in the voting securities or other voting interests of the Company entitled to vote, and (c) the Company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

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                         ARTICLE 8: GENERAL PROVISIONS

8.1  Amendment; Effective Date.  This Agreement may be amended by the unanimous
     -------------------------
written agreement of the parties. Any amendment will become effective upon such approval, unless otherwise provided. The effectiveness and enforceability of this Agreement are subject to the occurrence of the Closing. This Agreement shall automatically, without further action by any of the parties, become effective and enforceable according to its terms as of the Closing Date. In the event the Closing shall not have occurred by September 3, 1997, this Agreement shall be null and void ab initio and none of the parties shall have any rights
                       -- ------
or obligations of any kind under or pursuant to this Agreement.

8.2  Representations.  Each of the parties represents and warrants (which
     ---------------
representations and warranties shall survive the Closing) to each of the other parties that, as of the signing of this Agreement and as of the Closing:

[a] Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

[b] Such party has full power and authority to enter into and perform this Agreement and, in the case of BG and CAC, the Operating Agreement;

[c] All actions necessary to authorize the signing and delivery of this Agreement and the Operating Agreement, and the performance of the respective obligations of the parties to each of such agreements, have been duly taken;

[d] This Agreement and the Operating Agreement have each been duly signed and delivered by a duly authorized officer or other representative of each of the parties that are signatories thereto, and each such agreement constitutes the legal, valid and binding obligation of each such party enforceable in accordance with its respective terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws effecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

[e] No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by the parties or the Operating Agreement by BG and CAC; and

[f] The signing, delivery and performance of this Agreement or the Operating Agreement do not violate the organizational documents of such party, or any material agreement to which such party is a party or by which such party is bound.

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

8.3  Unregistered Interests. Each Member [a] acknowledges that the Ownership
     ----------------------
Interests are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, [b] represents and warrants that such Person is an accredited investor as defined for federal securities laws purposes, [c] represents and warrants that it is acquiring an Ownership Interest for such Person's own account, for investment, and with no view to the distribution of the Ownership Interest, and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of its Ownership Interest without registration under The Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

8.4  Confidentiality. A Member may make such announcements, file such documents
     ---------------
(including this Agreement) with the Securities and Exchange Commission, and other regulatory authorities, and otherwise take such actions to comply with the requirements of federal and state securities laws as it deems appropriate. To the extent reasonably practicable, each Member will provide the other with the portion of any such announcement or filing that refers to this Agreement and the transactions contemplated by it no later than concurrently with releasing or filing the same.

8.5  Exclusivity. During the term of this Agreement, no Member nor any of its
     -----------
Affiliates will seek to manage, develop or engage in a casino gaming operation in Gilpin County, Colorado except through this Agreement and the Operation Agreement. Notwithstanding any other provision of this Agreement, the Members acknowledge and agree that NG's interest in Gold Mountain Development shall not be a violation of this exclusivity restriction, provided such interest does not expand beyond the scope set forth on the attached Exhibit "E", CAC may, however, participate as an equal joint venture partner with BG or its Affiliates in any hotel project proposed for the property described in Exhibit E provided (i) CAC is willing to make a contribution to such venture equal in value to the contribution to be made by BG or its Affiliates and (ii) CAC shall have thirty
(30) days from its receipt in writing of notice of the proposed venture (together with a reasonably detailed description of the project and the proposed terms of the venture) to accept or reject the opportunity. The Members agree that any such hotel or related project will have a permanent license to connect to and access the Project in a manner reasonably agreeable to the Company and not disruptive to the operation of the Project.

8.6  Conflicts. In the course of operating gaming at the Project, it is expected
     ---------
that information will be shared between the Project and other operations carried on by Affiliates of CAC and BG. Also, Affiliates of CAC and BG will be entitled to carry on existing gaming and hotel businesses, and to manage or develop any new gaming or hotel business anywhere in the world, subject to Section 8.5. In the course of operating any such gaming and hotel businesses, CAC and BG and their respective Affiliates will be entitled to solicit customers in competition with the Project anywhere in the world including Gilpin County and any such activities shall not be deemed to be a conflict of interest or breach of any fiduciary obligation on the part of CAC or BG.

8.7  Waivers Generally. No course of dealing will be deemed to amend or
     -----------------
discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise, a waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

8.8  Remedies for Breach.  The rights and remedies of the parties set forth in
     -------------------
this Agreement are neither mututally exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. The parties agree that all legal remedies (such as monetary damages), subject to the dispute resolution provisions of Article 6, as well as all equitable remedies (such as specific performance), will be available for any breach or threatened breach of any provision of this Agreement; provided, however, that no breach or threatened breach of this Agreement shall serve as the basis for or entitle any party to assert any claim against the Company for damages or for any injunctive or equitable remedy against the Company.

8.9  Notices.  Any notices (including any communication or delivery) required or
     -------
permitted under this Agreement will be in writing and will be addressed as follows:

                                  If to CAC:
                                  Casino America of Colorado, Inc.
                                  Attention: John Gallaway
                                  711 Washington Loop
                                  Biloxi, MS 39530

With a copy to:                   Allan B. Solomon
                                  2200 Corporate Blvd., NW, Suite 310
                                  Boca Raton, FL 33431

                                  If to BG:
                                  Blackhawk Gold, Ltd.
                                  3040 Post Oak Boulevard, Suite 675
                                  Houston, Texas 77056
                                  Telephone:  (713) 621-2245
                                  Telecopier: (713) 621-6919
                                  Attention: H. Thomas Winn

With a copy to:                   Adams & Reese, L.L.P.
                                  1221 McKinney, Suite 4400
                                  Houston, Texas 77010
                                  Telephone:  (713) 652-5151
                                  Telecopier: (713) 652-5152
                                  Attention: Mark W. Coffin

All notices may be made by mail, personal delivery, courier service or facsimile machine, and will be effective upon delivery. Any Member may change such Person's address by notice to each other Member.

8.10 Costs. If the Company or any Member retains counsel for the purpose of
     -----
enforcing or preventing the breach or any threatened breach of any provision of this Agreement or the Operating Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorneys' fees, costs of bonds, and fees and expenses for expert witnesses) unless the arbitrator or other trier of fact determined otherwise in the interest of fairness.

8.11  Indemnification. Subject to Section 2.4 above, each Member hereby
      ---------------
indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense arising from or related to any act or failure to act of such Member which is in violation of this Agreement or the Operating Agreement.

8.12  Partial Invalidity. Wherever possible, each provision of this Agreement
      ------------------
will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

8.13  Entire Agreement. This Agreement, together with the Operating Agreement,
      ----------------
which is incorporated by reference herein, contains the entire agreement and understanding of the Members with respect to its subject matter, and it supersedes all prior written and oral agreements. No amendment of this Agreement will be effective for any purpose unless it is made in accordance with Section 8.1.

8.14  Benefit. The contribution obligations of each Member will inure solely to
      -------
the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

8.15  Binding Effect. This Agreement is binding upon, and inures to the benefit
      --------------
of, the Members and their permitted successors and assigns; provided that, the parties acknowledge that any Transferee will have only the rights specified in
Section 13.6 of the Operating Agreement (and no rights under this Agreement) unless admitted as a substitute Member in accordance with the Operating Agreement.

8.16  Further Assurances. Each Member agrees, without further consideration, to
      ------------------
sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

8.17  Headings. Article and section titles have been inserted for convenience of
      --------
reference only. They are not intended to affect the meaning or interpretation of this Agreement.

8.18  Terms. Terms used with initial capital letters will have the meanings
      -----
specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense.

8.19   Governing Law; Conflicts with Operating Agreement. This Agreement will be
       -------------------------------------------------
governed by, and construed in accordance with, the laws of the State of Colorado (except to the extent preempted by any federal law or the gaming laws of any state or governmental agency having jurisdiction over the affairs of any Member). For purposes of the Act, this Agreement shall be deemed, together with the Operating Agreement, as the operating agreement of the Company. Any conflict or apparent conflict between the provisions of Article 4 of this Agreement and the Operating Agreement or the Act will be resolved in favor of the Operating Agreement except as otherwise required by the Act.

8.20 Brokers Fees.  The parties represent and warrant to one another that no
     ------------
brokers fees will be due and owing by the Company to any party in connection with the Project. Without limitation of the foregoing, NG and BG, jointly and severally, hereby agree to indemnify the Company, CAC and CA and their respective officers, directors and members and hold them harmless from all suits, actions, injuries damages, liabilities, and expenses of any kind, including reasonable attorneys' fees and court costs, incurred in connection with any claims brought by, or on behalf of Praven Banker. The parties acknowledge the investment banking fees that may be owed to Jefferies & Company, Inc. ("Jefferies") pursuant to that certain Engagement Agreement between NG and Jefferies dated January 10, 1997, as amended, and the parties will cause the Company to expressly and fully assume such agreement. However, the parties acknowledge and agree that neither the Company, CA nor CAC will be liable for any introduction fee in connection with the Project or for any fee to D.E. Frey & Co.

8.21 Approvals.  The Members hereby approve the Offering Circular and the
     ---------
transactions and matters described therein, including, without limitation, (i) the terms of the issuance by the Company of approximately $75 million in first mortgage notes, underwritten by Jefferies & Company, to be secured by substantially all of the assets of the Company, (ii) the other financings described in or contemplated by the Offering Circular and (iii) the Management Agreement.

8.22 Guarantees.  In addition to the respective obligations of CA and NG under
     ----------
this Agreement, CA agrees to guarantee the obligations of CAC under this Agreement and NG agrees to guarantee the obligations of BG under this Agreement.

8.23 No Joint Venture.  This Agreement shall not be deemed or construed to
     ----------------
create an agency relationship or joint venture among the parties hereto.



                     [THIS SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                               CASINO AMERICA OF COLORADO, INC.
                               a Colorado corporation


                               By: /s/ Allan B. Solomon
                                  -----------------------------------


                               BLACKHAWK GOLD, LTD.,
                               a Nevada corporation


                               By: /s/ H. Thomas Winn
                                  -----------------------------------
                                  H. Thomas Winn, President


                               CASINO AMERICA, INC.,
                               a Delaware corporation


                               By: /s/ Allan B. Solomon
                                  -----------------------------------


                               NEVADA GOLD & CASINOS, INC.,
                               a Nevada corporation,


                               By: /s/ H. Thomas Winn
                                  -----------------------------------

                                  EXHIBIT "A"

                                  Definitions

Additional Contribution:  A capital contribution (other than the Initial
                          Contribution) that a Member makes to the Company, as described in Section 3.3.

Agreement:                This Agreement, as amended from time to time.

Annual Budget:            The Annual Budget for the Project.

Available Company Cash:   Cash available for distribution as provided in Section
                          3.6 of the Agreement.

BG: Blackhawk Gold, Ltd., a Nevada corporation, and its Permitted Transferees (provided that any Transferee will become a substitute Member only in accordance with the Operating Agreement).

CA Completion Capital     The Completion Capital Commitment of CA, as defined in
Commitment:               the Offering Circular.

CAC: Casino America Corporation of Colorado, Inc., a Colorado corporation, and its Permitted Transferees under the terms of this Agreement (provided that any Transferee will become a substitute Member only in accordance with the Operating Agreement).

Casino Facility:          The casino to be developed as part of the Project.

Closing: The consummation of the sale of $75 million first mortgage notes due 2004 issued by the Company and Isle of Capri Black Hawk Capital Corp. pursuant to the Offering Circular.

Closing Date:             The date and time at which the Closing occurs.

Development Plan:         The description of the development of the Project, as
                          contained in the Offering Circular.

Fee Subordination         The agreement of CA, contained in the Indenture, that
Agreement:                the right of CA to receive payment of fees under the
                          Management Agreement shall be subordinate in right of payment to the right of the holders of such notes to receive payment pursuant to the notes.

Indenture:                The Indenture for the First Mortgage Notes due 2004 to
                          be issued pursuant to the Offering Circular.

Increased Ownership       That portion of the Ownership Interest of CAC which is
Interest:                 in excess of 55% and which it acquired as a result of
                          (i) making an Additional Contribution, (ii) the purchase of a portion of BG's

                        Ownership Interest pursuant to Section 3.2(a) of the Agreement or (iii) the exercise of the Put by BG.

Initial Contribution:   The initial capital contribution that a Member makes to
                        the Company, as described in Section 3.1.

Interest:               The higher of (i) 14.50%, or (ii) the base rate of the
                        highest effective yield to maturity currently being paid by CA. Inc. to any third party lender, plus two percentage points; provided that, the interest rate may not exceed the highest rate allowed by governing law.

Management Agreement:   That certain Management Agreement between the Company
                        and CAC, Inc. dated as of April 25, 1997, as amended as of the date of the Agreement, concerning the management of the Project, which is attached as Exhibit C.

Notice: Written notice (including any communication or delivery), actually given pursuant to Section 8.9.

Offering Circular:      The Offering Circular for the offering by the Company of
                        $75 million of __% First Mortgage Notes due 2004.

Operating Agreement:    The Amended and Restated Operating Agreement of the
                        Company dated as of the date of the Agreement.

Project: The development and operation of a casino gaming facility and related facilities in Black Hawk, Colorado, as contemplated by this Agreement.

Put: The right of BG to cause CAC to purchase a certain portion of its Ownership Interest as provided in Section 3.2(b) of the Agreement.

                                   EXHIBIT B

                     Promissory Note and Pledge Agreement

                                PROMISSORY NOTE
                                ---------------

$500,000.00                                                     Denver, Colorado
                                                                    ______, 1997

     FOR VALUE RECEIVED, Blackhawk Gold, Ltd., a Colorado corporation ("Blackhawk") and Nevada Gold & Casinos, Inc., a Nevada corporation ("Nevada Gold"), (Blackhawk Gold and Nevada Gold being collectively called "Maker"), promise to pay to the order of Casino America of Colorado, Inc., a Colorado corporation ("Lender"), in lawful money of the United States of America, in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 711 Washington Loop, Biloxi, Mississippi 39530, the principal sum of FIVE-HUNDRED THOUSAND DOLLARS ($500,000.00), or so much thereof as shall be outstanding from time to time (the "Loan"), in accordance with the following terms and provisions. Except as otherwise defined in this Note, terms used with initial capital letters will have the meanings ascribed to them in the Members Agreement of even date among Maker, Lender and Casino America, Inc.

     1. The principal amount of the Loan plus all accrued interest shall be due and payable on ______, 2000. The Loan may not be prepaid without the express written consent of the Lender, which may be granted or withheld in holder's sole and absolute discretion.

     2. The unpaid principal amount of the Loan shall bear interest from the date hereof at the following rates per annum: (A) prior to maturity, at the higher of (i) 14.50% or (ii) the base rate of the highest effective yield to maturity currently being paid by Casino America, Inc. to any third party lender, plus two percentage points, and (B) after maturity, whether by acceleration or otherwise, at ___%. Interest at the foregoing rate shall accrue and be compounded semi-annually and shall be payable on the due date of the Loan. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     3. This Note is secured by a Pledge Agreement of even date herewith (the "Pledge") given by Blackhawk Gold for the benefit of the holder hereof encumbering all of Blackhawk Gold's interest in Isle of Capri Black Hawk, LLC, a Colorado limited liability company. This Note and the Pledge and any other documents or instruments evidencing or securing the Loan are collectively referred to herein as the "Loan Documents".

     4. Until the Loan and any other amounts due under the Loan Documents are paid in full, Maker covenants that neither Blackhawk Gold nor Nevada Gold shall incur or permit to exist any indebtedness or liability on account of advances or for borrowed money or for the deferred purchase price of any property or services, except (i) the Loan and (ii) current accounts payable of Blackhawk Gold or Nevada Gold arising in the ordinary course of business and payable within 30 days in an aggregate amount (including the accounts payable of both Blackhawk Gold and Nevada Gold) that does not at any time exceed $50,000.

     5. Each Maker hereby covenants, represents and agrees that (i) the schedule attached hereto contains, as of the date of this Note, all the liabilities (the "Maker Liabilities") of any kind, whether fixed or contingent, of Blackhawk Gold and Nevada Gold and (ii) the proceeds of the Loan, together with the $700,000 paid by Lender to Blackhawk Gold pursuant to Section 3.2[a] of the Agreement and any and all amounts paid by Lender to Blackhawk Gold as a result of the exercise of the Put under Section 3.2[b] of the Agreement, will be promptly applied by Maker solely to pay the Maker Liabilities, excluding any liabilities to any Affiliates of either Maker.

     6. If (a) any default occurs in the payment of any principal, interest or any other sums when due hereunder, or in the performance of any covenant or agreement hereunder or in any of the other Loan Documents, and such default continues for a period of five (5) Business Days after written notice thereof to Maker, then the outstanding principal amount of the Loan, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the holder hereof and without notice, shall become immediately due and payable. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default.

     7. Blackhawk Gold and Nevada Gold shall be jointly and severally liable for Maker's obligations under this Note, including the payment of all amounts due hereunder.

     8. Maker and all endorsers, guarantors and all persons liable or to become liable under this Note hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind (except as specifically required herein or in the other Loan Documents) in connection with this Note.

     9. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, attorneys' fees and expenses) incurred by holder in connection with the collection or enforcement of this Note, the Pledge or any other Loan Documents.

    10. This Note shall be construed in accordance with and governed by the internal laws and decisions of Colorado, without giving effect to Colorado choice of law principles.

    11. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this Note or the other Loan Documents is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note or other Loan Documents to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Note and other Loan Documents shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and holder hereof under the remainder of this Note shall continue in full force and effect. All agreements herein are expressly limited so that in no contingency or event whatever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatever, the fulfillment of any provision hereof or of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if, from many circumstance the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excess interest shall be applied to the reduction of the unpaid principal balance due hereunder and not the payment of the interest and any excess after application to the unpaid principal balance shall be paid to Maker.

     12. No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

     13. Time is hereby declared to be of the essence of this Note and of every part hereof.

     14. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

     15. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with Section 21 of the Pledge, except that notice to Nevada Gold may be provided to it at the same address and in the same manner as specified for Blackhawk Gold.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.




                        [SIGNATURES ON FOLLOWING PAGE]

                                          MAKER:
                                          ------

                                          BLACKHAWK GOLD, LTD.


                                          By:
                                             --------------------------------


                                          Name:
                                               ------------------------------

                                          Title:
                                                -----------------------------


                                          NEVADA GOLD & CASINOS, INC.


                                          By:
                                             --------------------------------


                                          Name:
                                               ------------------------------

                                          Title:
                                                -----------------------------

                               PLEDGE AGREEMENT
                               ----------------

     THIS PLEDGE AGREEMENT ("Agreement") entered into this __ day of ______, 1997, by and between Blackhawk Gold, Ltd., a Colorado corporation ("Pledgor"), in favor of Casino America of Colorado, Inc., a Colorado corporation ("Pledgee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Pledgor, together with Nevada Gold & Casinos, Inc. (together the "Maker"), has executed a promissory note in the original principal amount of $500,000.00 (the "Note") in favor of Pledgee;

     WHEREAS, each of Maker is a party to a Members Agreement among each Maker, Casino America, Inc. and Nevada Gold & Casinos, Inc. (the "Agreement") relating to Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company (the "Company");

     WHEREAS, Pledgor has agreed to secure the Note and its obligations under the Agreement by pledging and granting a security interest in the Pledgor's Ownership Interest in the Company.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee agree as follows: All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in Agreement. The reference to "Maker" hereunder shall mean Pledgor and Nevada Gold & Casinos, Ltd.

     1. Pledge.
        -------

     1.1 As security for the prompt and complete payment and performance of the obligations of Maker under the Note and the Agreement (including without limitation the representations of Maker in the Agreement) and the obligations of Pledgor under this Pledge Agreement (the "Liabilities"). Pledgor hereby delivers, pledges and grants a security interest to Pledgee in the following:

           (a) All Ownership Interests (or Units representing Ownership Interests) in the Company now or hereafter acquired by Pledgor, and all certificates or other indicia of ownership representing such Ownership Interests (or Units), referred to together with all rights to the proceeds thereof as the "Units";

           (b) All dividends and other distributions received by Pledgor in accordance with Section 6 hereof; and

           (c) All "Proceeds", as such term is defined in the Uniform Commercial Code as the same may from time-to-time be effect in the State of Colorado (the "Code").

     The Units are hereby delivered to Pledgee accompanied by stock powers ("Powers") duly executed in blank. The Units, Powers and Proceeds thereof, together with the Property and interests in Property described in Section 6 below, are hereinafter collectively referred to as the "Collateral". Pledgor hereby appoints Pledgee its attorney-in-fact to arrange at Pledgee's option for the transfer upon or at any time after the existence or occurrence of an "Event of Default" of the Collateral on the books of the Company to the name of Pledgee or to the name of Pledgee's nominee. For purposes of this Agreement, an "Event of Default" shall mean any failure of either Maker to perform, comply with or observe any obligation, covenant, representation or agreement under the Note or the Agreement or of Pledgor to perform, comply with or observe any obligation, covenant, representation or agreement under this Pledge Agreement.

     2.  Voting Rights.
         -------------

     2.1 During the term of this Pledge Agreement, and so long as there shall not occur or exist an Event of Default, Pledgor shall have the right to vote the Units on all Company questions; provided, however, that no action shall be taken that would impair the value of the Collateral or be inconsistent with or violate any provision of this Pledge Agreement or the Note. Upon the existence or occurrence of an Event of Default, Pledgee shall thereafter be entitled to exercise all voting powers pertaining to the Collateral.

     3.  Representations.
         ---------------

     3.1  Pledgor represents, warrants and agrees as follows:

          (a) Pledgor holds Ownership Interests in the Company, representing 40.8% of all the outstanding Ownership Interests in the Company;

          (b) Pledgor has full power and authority to enter into this Pledge Agreement;

          (c) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral free of any liens, claims and encumbrances; and

          (d) The Powers are duly executed and give the legal holder thereof the authority they purport to confer.

     4.  Limitation on Liens and Dispositions.
         ------------------------------------

     4.1 Pledgor agrees that it will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, encumbrance, charge or right (a "Lien") on or against the Collateral and will defend the right, title and interest of Pledgee in and to any of Pledgor's right, title and interest in and to the Collateral against the claims and demands of all other Persons. Pledgor will not sell, assign, exchange, grant a security interest in, transfer, encumber, or otherwise dispose of, any of the Collateral, or attempt or contract to do so.

     5.  Subsequent Changes Affecting Collateral.
         ---------------------------------------

     5.1 Pledgor represents to Pledgee that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral, and Pledgor agrees that Pledgee shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgee may, upon or at any time after the occurrence of an Event of Default, without notice and at its option, transfer or register the Collateral or any part thereof into its or its nominee's name with or without any indication that such Collateral is subject to the security interest hereunder.

     6.  Distributions.
         -------------

     6.1 If at any time this Pledge Agreement is effective, Pledgor, by reason of its ownership of the Units, shall become entitled to receive, or shall receive, any Ownership Interest (including, without limitation, any Ownership Interest representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or reorganization), option, warrant, or other rights, whether as an addition to, in substitution of, or in exchange for any Units, whether by declared dividend, stock split, or other method, Pledgor agrees it shall accept the same as Pledgee's agent and hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, with the endorsement of Pledgor when requested by Pledgee and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee as additional collateral security for the Liabilities.

     Any sums or property paid upon or in respect of the Units or any other securities received under this section upon the reorganization, liquidation (whether complete or partial), or dissolution of the issuer of any of the Units or any such other securities shall immediately be paid over to Pledgee to be held by Pledgee as additional collateral security for the Liabilities. All sums of money and property so paid or distributed in respect of the Units that are received by Pledgor shall, until paid or delivered to Pledgee, be segregated from the other property of funds of Pledgor and held by Pledgor in trust as additional collateral security for the Liabilities. All sums of money and property so paid or distributed in respect of the Units that are received by Pledgor shall, until paid or delivered to Pledgee, be segregated from the other property of funds of Pledgor and held by Pledgor in trust as additional collateral security of the Liabilities. Pledgor agrees to give Pledgee 30 days prior notice of any such distribution.

     6.2 Pledgor shall be entitled to receive all cash dividends or distributions declared and paid with respect to any Units, free of any security interest in favor of Pledgee hereunder provided, that no Event of Default exists at the time of such dividend or distribution or will exist as a result of such dividend or distribution. Upon the occurrence and continuance of any Event of Default, Pledgee shall be entitled to receive any and all such cash dividends or distributions, and Pledgor shall immediately deliver to Pledgee any such cash dividends or distributions which it receives. Pledgee shall hold any such cash dividends or distributions as Collateral pursuant to this Pledge Agreement, or, at Pledgee's election, may apply any such cash dividends or distributions to the reduction of any Liabilities.

     7.  Power of Attorney.
         -----------------

     7.1 Pledgor does hereby irrevocably constitute and appoint Pledgee its true and lawful attorney, with full power of substitution, for them and in their name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable on or in respect of the Collateral or which constitute a part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Pledgor could themselves do, and to endorse or sign the names of Pledgor on all commercial paper given in payment or in part payment thereof and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the names of Pledgor, or otherwise, which Pledgee may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of Pledgee in and to such Collateral and the security intended to be afforded hereby. Pledgee shall not exercise its rights under this Section 7 unless and until there exists an Event of Default.

     8.  Consent.
         -------

     8.1 Pledgor hereby consents that, from time-to-time, before or after the occurrence or existence of an Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Pledgee for any of the Liabilities or any security at any time held by or available to Pledgee for any obligation of any other person, firm or corporation secondarily or otherwise liable for any of the Liabilities, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Pledgee may see fit, and Pledgor shall remain bound under this Pledge Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

     9.  Remedies.
         --------

     9.1 Upon the occurrence or existence of an Event of Default, Pledgee shall have, in addition to any other rights given by law or hereunder, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code in effect in the State of Colorado. In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of Pledgee. Pledgee may in its sole discretion, without notice except as specified below, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as Pledgee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Pledgee may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale, and if permitted by applicable law, buy the Collateral at any private sale. Pledgor hereby waives all of its rights or redemption from any sale or other disposition of the Collateral. Pledgor will pay to Pledgee all expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any provisions hereof. Neither Pledgee nor any party acting as its attorney, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. Pledgee agrees to return to Pledgor any proceeds of the sale of the Collateral that exceed the then outstanding balance of the Liabilities and the expenses described above. Pledgor shall be liable for any deficiency following the sale of the Collateral.

     9.2 Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market. Pledgee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institution disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provisions to be contrary contained herein any requirements of reasonable notice shall be met if such notice is received by Pledgor as provided in Section 21 below, at least five (5) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

     9.3 In view of the fact that federal and state security laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that, upon the occurrence or existence of an Event of Default, Pledgee may, from time-to-time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Pledgee may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Pledgee, in its reasonable judgment, to be respectable parties who might be interested in purchasing the Collateral, and if Pledgee solicits such offers from not less than two (2) such investors, then the acceptance by Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

     9.4 Notwithstanding anything to the contrary in this Pledge Agreement, any transfer of the Units will be subject to licensing and other regulatory review and approval requirements and procedures of any Regulatory Authority (as defined in Section 7.1 of the Agreement).

     10.  Security Interest, etc.
          -----------------------

     10.1 The Pledge and security interests herein created and provided for stand as direct and primary security for all of the Liabilities. No application of any sums received by Pledgee in respect of the Collateral or any disposition thereof to the reduction of the Liabilities or any part thereof shall in any manner entitle Pledgor to any right, title or interest in or to the Liabilities of any Collateral security therefor unless and until all Liabilities have been fully paid and satisfied. Pledgor acknowledges and agrees that the pledge and security interest hereby created are absolute and unconditional and shall not in any manner be effected or impaired by any acts or omissions whatsoever of Pledgee or any other holder of any of the Liabilities, and without limiting the generality of the foregoing, the pledge and security hereof shall not be impaired by acceptance by Pledgee or any other holder of any of the Liabilities of any other security for guarantors upon any of the Liabilities or by any failure, neglect or omission on the part of Pledgee or any other holder of any of the Liabilities, or of any Collateral security therefor; The Pledge and security hereof shall not in any manner be impaired or affected by (and, Pledgee, without notice to any one is hereby authorized to make from time-to-time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Liabilities, or of any collateral security therefor, or of any guaranty thereof, or of any loan agreement executed in connection herewith.

     11.  Waivers and Consents.
          --------------------

     11.1 Upon the occurrence or existence of an Event of Default, Pledgee may enforce this Pledge Agreement independently or any other remedy or security Pledgee at any time may have or hold in connection with the Liabilities, and shall not be necessary for Pledgee to marshal assets in favor of Pledgor or any other person or entity or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Pledge Agreement. Pledgor expressly waives any right to require Pledgee to marshall assets in favor of Pledgor or any other person or entity or to proceed against any other person or entity or any Collateral provided by any other person or entity, and agrees that Pledgee may proceed against Pledgor and/or any other person or entity and/or the Collateral in such order as it shall determine in its sole and absolute direction. Pledgee may file a separate action or separate actions against Pledgor, whether brought or prosecuted with respect to any other security or against any other person or entity, or whether any other person or entity is joined in any such action or actions, Pledgor agrees that Pledgee, and any Affiliate of Pledgee, and Pledgor, and any Affiliate of Pledgor, may deal with each other in connection with the Liabilities, or otherwise, or alter any contracts or Agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the Liens created or granted herein. Pledgee's rights hereunder shall be reinstated and revived, and the enforceability under this Pledge Agreement. Pledgor expressly waives the benefit of an statute(s) of limitations affecting its liability hereunder or the enforcement of the Liabilities, or any Liens created or granted herein. Pledgee's rights hereunder shall be required to be restored or returned by Pledgee (whether as a "voidable preference", "fraudulent conveyance" or otherwise) upon the bankruptcy, insolvency or reorganization of Pledgor, or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Pledge Agreement at all times shall remain effective to secure the full amount of all the Liabilities even though the Liabilities including any part thereof or any other security or
                       ---------
guaranty thereof, may be or hereafter may become invalid or otherwise unenforceable as against Pledgor and whether or not Pledgor shall have any personal liability with respect thereto. Pledgor expressly waives any and all of the following defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Pledgor with respect to the Liabilities, (b) the unenforceability or invalidity of any security or guaranty for the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities, (c) any failure of Pledgee to marshal assets in favor of Pledgor or any other person or entity (except Pledgor) in connection with any sale or disposition of Collateral, (d) any failure of Pledgee to give notice of sale or other disposition of Collateral to any person or entity (except Pledgor) or any defect in any notice that may be given to any person or entity (except Pledgor) in connection with any sale or disposition of Collateral, (e) any failure of Pledgee to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Liabilities, including without limitation, any failure of
                              ---------
Pledgee to conduct a commercially reasonable sale of other disposition of any Collateral or other security for any Liability, (f) any act or omission of Pledgee or others that directly or indirectly results in or aids the discharge or release of any portion of the Liabilities or any other security or guaranty therefor by operation of law or otherwise, except any act of gross negligence which Pledgee is determined by the judgement of a court of competent jurisdiction (sustained on appeal, if any) to have committed, (g) any failure of Pledgee to file or enforce a claim in any bankruptcy or other proceeding with respect to any person or entity, (h) the election by Pledgee, in any bankruptcy proceeding of any person or entity of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (i) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (j) any use of cash Collateral under Section 363 of the United States Bankruptcy Code, (k) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person or entity, (1) the avoidance of any Lien in favor of Pledgee for any reason, (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person or entirety, including any
                                                           ---------
discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding, or (n) any action taken by Pledgee that is authorized by this Section 11 or any other provision of this Pledge Agreement or the Note. Pledgor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Pledge Agreement or of the existence, creation or incurring of new or additional Liabilities.

     12. Waiver of Rights of Subrogation.
         -------------------------------

     12.1 Notwithstanding anything to the contrary elsewhere contained herein, the Agreement, the Note or in any other Collateral Document to which Pledgor is a party, Pledgor hereby expressly waives with respect to Pledgor and its successors and assigns (including any surety) and any other person or entity,
                        ---------
any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a marker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Pledgor may have or hereafter acquire against any person or entity in connection with or as a result of Pledgor's execution, delivery and/or performance of this Pledge Agreement, or any other documents to which Pledgor is a party. Pledgor expressly waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against Pledgee. Pledgor agrees that they shall not have or assert any such rights against any person or entity (including any surety), either directly or as an attempted setoff to any action commenced against Pledgor by Pledgee or any other person or entity. Pledgor hereby acknowledges and agrees that this waiver is intended to benefit Pledgee and shall not limit or otherwise affect Pledgor's liability hereunder or the enforceability hereof.

     13. Understanding With Respect to Waivers and Consents.
         --------------------------------------------------

     13.1 Pledgor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against Pledgee or others or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. Such waivers and consents shall be effective to the maximum extent permitted by law.

     14. Term.
         ----

      14.1 This pledge Agreement shall remain in full force and effect until all the Liabilities have been fully paid and satisfied. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Upon the termination of the Pledge Agreement as provided above (other than as a result of the sale of the Collateral), Pledgee will release the security interest and Lien created hereunder and will deliver the Collateral to Pledgor.

      15. Covenants.
          ---------

      15.1 Pledgor shall comply with all of its covenants in the Agreement, which covenants are hereby incorporated herein by reference.

      16. Terms.
          -----

      16.1 The singular shall include plural and vice versa and any gender shall include any other gender as the text shall indicate.

      17. Successor and Assigns.
          ---------------------

      17.1 This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Pledgee and their respective successor and assigns. Pledgor's successors and assigns shall include, without limitation, a receiver, trustee to debtor in possession of or for the Pledgor. Without limiting the generality of the foregoing, Pledgee may assign or otherwise transfer its rights to receive payment or performance of the Liabilities (or any part thereof) to any other person or entity, and such other person or entity shall thereupon become vested with all of the rights in respect thereof granted to Pledgee herein or otherwise. Pledgor hereby releases Pledgee and its agents from any liability for any act or omission relating to the Collateral or this Pledge Agreement except the gross negligence or willful misconduct of Pledgee.

      18. Applicable Law.
          --------------

      18.1 This Pledge Agreement shall be governed by and construed under the internal laws (as opposed to conflict of laws provisions) of the State of Colorado. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     19. Further Assurances.
         -------------------

     19.1 Pledgor agrees that it will cooperate with Pledgee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other action, including, without limitation, the filling of financing statements, as Pledgee may reasonable request from time-to-time in order to carry out the provisions and purposes hereof.

     20. Obligation.
         -----------

     20.1 Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

     21. Notices.
         --------

     21.1 All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed, telecopied or delivered,

     if to Pledgor, at:

          Blackhawk Gold, Ltd.
          c/o H. Thomas Winn
          3040 Post Oak Boulevard
          Suite 675
          Houston, TX 77056

     if to Pledgee, at:

          Casino America of Colorado, Inc.
          711 Washington Loop
          Biloxi, MS 39530

     with a copy to:

          Allan B. Solomon, Esq.
          2200 Corporate Boulevard, N.W.
          Suite 310
          Boca Raton, FL 33431

or as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mail, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified as set forth above; or (iii) upon acknowledgment of receipt thereof if transmitted to a valid telecopier number for the party to be notified as set forth above.

     22. Section Headings.
         -----------------

     22.1 The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

     23. Miscellaneous.
         --------------

     23.1 No failure or delay on the part of Pledgee in the exercise of any power or right, and no course of dealing between Pledgor and Pledgee shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude any further to other exercise thereof of the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Pledgee at law or in equity. Any waiver of any provision of this Pledge Agreement, and any consent to any departure by provision of this Pledge Agreement, and any consent to any departure by the Pledgor from the terms of any provision of this Pledge Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

     IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge Agreement as of the date first written above.

                                   Pledgor:

                                   Blackhawk Gold, Ltd.


                                   By:
                                      -----------------------------------
                                        H. Thomas Winn


AGREED TO AND ACCEPTED BY:

Casino America of Colorado, Inc.


By:
   ------------------------------

                                  EXHIBIT "C"

                      Initial Capital Contributions of BG


1. Those portions of the properties which are set forth in blue on the boundary survey of Clear Mountain Surveying, Inc., dated August 26, 1996, under Job No. E209600, a true and correct copy of which is attached hereto and made a part hereof by reference, excluding the land commonly referred to as "Parcel C"; and,

2. That portion of the properties which is set forth in brown on the attached survey and which is commonly known as "Parcel D", which the parties acknowledge will be exchanged on or prior to the Transfer Date for that portion of the properties on the attached survey which is set forth in blue and white stripes and which is commonly known as "Parcel E2".

Subject to the following encumbrances:

A. A $350,000.00 lien created by that certain Deed of Trust dated May 11, 1995 in favor of River Oaks Trust Company on behalf of certain note holders; and,

B. The requirements of the United Stated Environmental Protection Agency as set forth in that certain Administrative Order on Consent dated June 6, 1995,

which encumbrances are subject to the provisions of Section 4.1[a] of the Operating Agreement.

The parties may substitute the attached survey with a more current survey setting forth metes and bounds.

                                   EXHIBIT D

                             Management Agreement

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT

     This AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Management Agreement"), dated as of this 29th day of July, 1997, is by and between CASINO AMERICA, INC., a Delaware corporation ("Manager"), and ISLE OF CAPRI BLACK HAWK, LLC, a Colorado limited liability company ("Owner") and is effective as of the Closing Date, as defined in the Amended and Restated Operating Agreement of the Owner of even date.


                                   RECITALS:
                                   --------

     A. Owner proposes to acquire, construct, develop and equip a Casino Facility including a casino, restaurant and a hotel in Black Hawk, Colorado.

     B. Owner desires to have Manager manage the business operations of its Casino Facility and Manager desires to manage Owner's Casino Facility, all upon the terms and conditions of this Agreement.

     C. Owner and Manager executed a Management Agreement, dated as of April 25, 1997, and wish by this Agreement to amend and restate the Management Agreement dated as of April 25, 1997.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, Owner and Manager agree as follows:

1.   DEFINITIONS AND REFERENCES.
     --------------------------

     1.1   Definitions. As used herein, the following terms shall have the
           -----------
respective meanings indicated below:

     (a) Annual Plan - The Annual Plan to be prepared by Manager and approved by Owner in accordance with the provisions of Section 6.2 hereof.

     (b) Casino Facility - The Casino Facility to be owned by Owner and operated in Black Hawk, Colorado by Manager. The Casino Facility may have gaming, hotel rooms, parking, food and beverage, gift shop and entertainment together with related activities.

     (c) Commencement Date - The date upon which Owner first opens the Casino Facility to the public for business, which date shall be confirmed in writing by Owner and Manager.

     (d) Compensation - The direct salaries and wages paid to, or accrued for the benefit of, any executive or other employee, including, without limitation, employer's contributions under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, Worker's Compensation, group life, accident, health and other insurance premiums, profit sharing, and retirement plans, disability and other similar benefits.

     (e) Operating Agreement - That certain Amended and Restated Operating Agreement of Owner dated as of even date herewith by and between Casino America of Colorado, Inc. and Blackhawk Gold, Ltd.

2.   SCOPE OF AGREEMENT, RESPONSIBILITIES.
     ------------------------------------

     2.1   Authority of Owner.  Owner shall determine the general policy with
           ------------------
respect to the management of its Casino Facility and shall have all other decision making powers customarily afforded to an owner of a casino/hotel facility, as well as any additional powers reserved to Owner hereunder.

     2.2   Authority of Manager.  Subject to the foregoing general authority of
           --------------------
Owner, and subject to the terms of this Management Agreement, Manager shall have the authority to exclusively supervise and direct the management and operation of the day-to-day activities of the Casino Facility for the account of Owner. Manager shall have the authority and responsibility (i) to determine operating policy, standards of operation, quality of service, the maintenance and physical appearance of the Casino Facility and any other matters affecting operations and maintenance; (ii) to supervise and direct all phases of advertising, sales and business promotion for the Casino Facility; and (iii) to carry out all programs contemplated by the Annual Plan. Owner agrees that it will cooperate with Manager in every reasonable and proper way to permit and assist Manager to carry out its duties hereunder and comply with any conditions or restrictions, if any, placed upon Manager by any gaming authority.

     2.3   Duties and Obligations of Manager.  Manager shall take all actions
           ---------------------------------
which may, in its sole discretion, be reasonably necessary or appropriate in connection with the authority granted to it in accordance with the provisions of this Management Agreement. Manager shall devote to its responsibilities such time as may be reasonably necessary for the proper performance of all duties hereunder. The standard of performance by Manager in managing the Casino Facility shall be measured by commercial standards of reasonableness in the industry consistent with good business practices and policies. An organizational chart detailing the supervisory and management positions and all other employees of the Manager will be provided by Manager to Owner.

     2.4   Consultation with Owner.  Notwithstanding the foregoing, Manager
           -----------------------
shall at all times keep Owner reasonably apprised and aware of all operating policies. Manager agrees to consult with Owner as frequently as Owner shall reasonably request to review operating policies and other matters referred to herein. Owner shall, at all times, have the right to enter the Casino Facility for the purpose of inspecting same and reviewing the operations. Owner agrees that it and its representatives will, at no time, act in a manner which is inconsistent with the authority granted to Manager.

3.   LICENSING.  Other than as set forth in the Operating Agreement, Owner and
     ---------
Manager shall apply for and maintain at Owner's expense any and all licenses and approvals required in order to implement the provisions of this Management Agreement. The performance of any services pursuant to this Management Agreement that require any such licenses and approvals is contingent upon the receipt of all such licenses and approvals.

4.   TERM.  The term of this Management Agreement shall continue until December
     ----
31, 2096, unless sooner terminated as hereinafter set forth.


5.   PRE-COMMENCEMENT DATE RESPONSIBILITIES.
     --------------------------------------

     5.1   Owner's Responsibilities.  Owner, without cost or expense to Manager,
           ------------------------
shall design, acquire, construct and equip the Casino Facility. All expenses and fees incident thereto shall be paid by Owner.

     5.2   Manager's Responsibilities.  From the date of this Management
           --------------------------
Agreement to the Commencement Date, Manager shall be available to consult with Owner in designing, acquiring, constructing and equipping all assets to be used by Owner in the operation of the Casino Facility. Manager shall, at Owner's expense and with Owner's approval, also be responsible for the development and implementation of all pre-opening activities.

6.   OPERATION OF THE BUSINESS.
     -------------------------

     6.1   Permits.  Manager and Owner shall timely apply for, obtain and
           -------
maintain all licenses and permits required to operate the business (other then gaming authority permits, licenses and approvals required to be obtained by parties other than owner or Manager), at Owner's expense.

     6.2   Annual Plan.
           -----------

           6.2.1  Preparation.  With such cooperation and assistance of
                  -----------
Owner as Manager may request, Manager shall prepare for Owner's review and approval not less than thirty (30) days in advance of each fiscal year, an Annual Plan for approval by Owner, which shall include:

           (a) a forecast comprised of estimated income and expenses by month for the coming fiscal year;

           (b) an estimated cash flow projection by month, and an estimate as to the amount of funds needed for working capital requirements;

           (c) a budget covering estimated expenditures for capital improvements;

           (d)   an annual marketing plan; and

           (e) an organizational chart of Owner, as of the date of the Annual Plan, listing all employees' names, positions and compensation (including key employees whether employees of Owner or charged to Owner).

Manager shall not be deemed to have made any guarantee or warranty in connection with the results of operations or performance set forth in the Annual Plan since the parties acknowledge that the Annual Plan is intended to set forth objectives and goals based upon Manager's best judgment of the facts and circumstances known by Manager at the time of preparation.

           6.2.2  Owner's Review and Approval.  The Annual Plan will be subject
                  ---------------------------
to the approval of Owner, which approval will not be unreasonably withheld or delayed. Owner shall approve or disapprove the Annual Plan within twenty (20) days after submission to Owner. If Owner fails to provide written notice to Manager of any specific objections to a proposed Annual Plan within such twenty
(20)-day period, such Annual Plan shall be deemed to have been approved by Owner as submitted. In the event Owner disapproves or raises any objections to the proposed Annual Plan or any revisions thereto, Owner and Manager agree to cooperate with each other in good faith to resolve the dispute. Owner agrees, consistent with the Annual Plan, to provide the funds necessary to operate the Casino Facility.

           6.2.3  Compliance.  Manager shall use all reasonable efforts to
                  ----------
comply with the Annual Plan and shall not deviate in any substantial respect therefrom. In the event Manager encounters circumstances which require unexpected expenditures not foreseen at the time of preparation of the Annual Plan and which Manager deems reasonably necessary, Manager may without Owner's approval, make or cause to be made on account of Owner, any expenditures, provided, however, that no such expenditures shall be made in violation of the applicable provisions of the Operating Agreement. Manager, without Owner's approval, on a monthly basis with full reporting to Owner, shall be entitled to increase the total expenses budgeted within the Annual Plan by a percentage approved by Owner to cover any expenditures chat were underestimated at the time the Annual Plan was prepared and that are reasonably necessary in Manager's sole discretion, to carry out the provisions of this Agreement. Owner and Manager agree to cooperate with each other in good faith in resolving disputes. Policy changes not anticipated in the Annual Plan shall be submitted to Owner for approval, which approval shall not be unreasonably delayed or withheld.

           6.2.4  Specific Matters.  The description of specific matters
                  ----------------
hereinafter stated are in every respect subject to the prior approval of Owner as part of its approval of the Annual Plan.

     6.3   Personnel.
           ---------

           6.3.1  General.  Manager, for the account of Owner, shall hire,
                  -------
supervise, direct, discharge and determine terms of employment of all personnel working for the Casino Facility. An organizational chart detailing the specific type of personnel and functions shall be provided to Owner by Manager. The determination of Compensation for all employees shall be part of the Annual Plan approved by Owner.

           6.3.2  Key Employees.  The key employees may include, but are not
                  -------------
limited to, the general manager, director of gaming, director of food, beverage and entertainment, director of marketing and director of finance and may, at the option of Manager and with prior approval of Owner, be employees of Manager. Owner shall reimburse Manager for the Compensation of such employees working for the Casino Facility or primarily on behalf of Owner in connection with the Casino Facility.

           6.3.3  Personnel Expenses and Compensation.  Subject to the above, it
                  -----------------------------------
is expressly understood and agreed that all other personnel of Owner are in the sole employ of Owner.

           6.3.4  Professional and Other Specialists.  Manager shall have the
                  ----------------------------------
right to retain legal counsel and such other professionals, consultants and specialists as Manager deems necessary or appropriate in connection with the operation of the Casino Facility. The selection of all professional firms shall be subject to Owner's prior approval.

     6.4   Sales, Marketing and Advertising.  Manager shall advertise and
           --------------------------------
promote the Casino Facility for Owner's account and shall institute and supervise a sales and marketing program. Manager, in its sole discretion, may cause participation in sales and promotional campaigns and activities Involving complimentary passage, food and beverages to travel agents, tourist officials and airline representatives.

     6.5   Other Services Provided by Manager.  Other services, such as data
           ----------------------------------
processing, reservation system, internal audit, etc. may be provided by Manager to Owner at an additional cost on a commercially reasonable basis, or may be contracted for separately.

     6.6   Maintenance and Repair.  Owner shall be responsible for maintaining
           ----------------------
the property utilized is the business in good repair and condition. To implement Owner's responsibility, Manager shall, on behalf of Owner, and at Owner's expense, make or cause to be made, all repairs, replacements, corrections and maintenance items as shall be required in the normal and ordinary course of operation of the business.

     6.7   Capital Expenditures.  Owner recognizes the necessity of capital
           --------------------
improvements and shall expend such amount for capital improvements as shall be required in the normal and ordinary course of operation of the business in conformity with the amounts approved as part of the Annual Plan.

     6.8   Reimbursement.  In addition to the Compensation provided for in
           -------------
Section 9 of this Management Agreement, Manager shall be entitled to be reimbursed for the actual reasonable travel and entertainment expenses of all officers and employees of Manager incurred in performing its duties hereunder in connection with any phase of the operation of the Casino Facility. In addition, if employees of Manager on a specific assignment for the benefit of the Casino Facility are in a position that would otherwise be filled by an employee of Owner, then Manager shall be entitled to be reimbursed by Owner for the Compensation payable to such employees while working for the Casino Facility. However, Manager shall not be entitled to reimbursement for (i) any cost, expense, liability or obligation deemed a contribution to the capital of Owner under Section 3.1[b] of the Members Agreement of even date among Manager, Nevada Gold & Casinos, Inc., Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. or (ii) the compensation of any other employee unless otherwise provided in this Management Agreement. Manager shall be entitled to all reimbursements authorized under this Section 6.8, or under any other provision of this Agreement, provided that, (i) no such reimbursement shall exceed the actual costs incurred by Manager or, if such costs are not determinable, the fair market value of items for which reimbursement is sought and (ii) all such reimbursements shall be made in a manner which is consistent with the provision of the Annual Plan or as otherwise agreed with Owner.

7.   FISCAL MATTERS.
     --------------

     7.1   Accounting Matters and Fiscal Periods.
           --------------------------------------

           7.1.1  Books and Records.  Manager shall maintain, or cause to be
                  -----------------
maintained, at Owner's expense, full and complete books of account and such other records as are necessary to reflect the operating results of the Casino Facility. Manager shall also prepare and file for Owner, at Owner's expense, all informational and/or tax returns which may be required by any governmental authority.

           7.1.2  Reports to Owner.  Manager, at Owner's expense, shall deliver
                  ----------------
or cause to be delivered to Owner, monthly financial statements, which shall include a statement of cash flows, and monthly comparison of operational income and expenses versus the Annual Plan.

           7.1.3 Owner's Right to Audit.  Owner and the individual members of
                 ----------------------
the limited liability company reserve the right upon reasonable prior notice, to perform any and all additional audit procedures relating to the business where accounting books and records are kept.

     7.2   Bank Account.  All bank accounts for the Casino Facility shall
           ------------
be in the name of Manager, as agent for Owner. Owner and Manager shall agree on the procedures for withdrawals and deposits of funds. Manager shall have the right to designate individuals to disburse funds from the business bank accounts to pay all costs and expenses of managing, operating and maintaining the business and its properties, including authorized capital expenditures and management fees due to Manager. Owner agrees that at all times during the term of this Management Agreement, a bank balance as approved in the Annual Plan shall be maintained in an amount necessary to provide sufficient working capital to assure the uninterrupted and efficient operation of the business. Excess funds shall be disbursed to Owner.

8.   TITLE, OTHER MATTERS.
     ---------------------

     8.1   Covenant of Title.   Owner shall enable Manager to peaceably and
           -----------------
quietly operate the business in accordance with the terms of this Management Agreement.

     8.2   Proprietary Information.  All specifically identifiable information
           -----------------------
developed by Manager for Owner shall be the property of both Manager and Owner. All existing information of Manager previously developed by Manager at Manager's expense, including, without limitation, all customer lists, gaming and marketing strategies and other similar information, shall be the property of Manager and not Owner and neither Owner nor any of its affiliates or successors may use such proprietary information without the consent of Manager, which consent shall not be unreasonably withheld. The parties agree that Proprietary Information does not include information which is clearly available in the public domain.

     8.3   Outside Activities of Parties.  This Management Agreement shall be
           -----------------------------
limited to the purposes set forth herein and nothing in this Management Agreement, whether by implication or otherwise, shall be construed to extend the relationship of the parties beyond such purposes. Each party acknowledges that the other party and their respective affiliates are or may hereafter become interested, directly or indirectly, by ownership, contract, agency or otherwise, in business opportunities which are not within the purpose of this Management Agreement and which may compete with or otherwise affect all or some aspects of the Casino

Facility. However, both parties agree that they will not compete in any gaming activities in Gilpin County, Colorado during the Term except as permitted under the Operating Agreement.

9.   COMPENSATION OF MANAGER.
     -----------------------

     9.1 In consideration for the services to be performed by Manager after the Commencement Date, Manager shall be entitled to an annual management fee equal to two percent (2%) of Revenues (as defined below), plus ten percent (10%) of Operating Income (as defined below), but such fee shall not, in the aggregate, exceed four percent (4.0%) of Revenues.

           (a) Revenues means all revenues, less sales tax on such revenues, determined on an annual basis received from the following sources: (i) gross gaming receipts from the Casino Facility, less 50% of applicable gaming and admission taxes from the operation of gaming in the Casino Facility; (ii) hotel operations; (iii) food and beverage operations; (iv) all parking fees; (v) all revenues generated from gift shops and arcades; (vi) other revenues, fees and income, which are attributable to the operation of the Casino Facility. Revenues derived from non-operating activities, such as the sale of capital assets are excluded from the definition of Revenues.

           (b) Operating Income means the income of the Casino Facility before any management fee paid to Manager, distributions to Members of Owner, interest, depreciation, amortization and write-off or start-up and pre-opening type expenses and income taxes.

           (c) The fee shall become due and payable ten(10) days after the end of each month based upon the revenues and Operating Income for the previous month. Payment of such compensation may be paid to Manager by withholding Revenues it has received for Owner's account; provided, however, that the fee shall be accrued as a liability and not paid to the extent that Owner has not generated sufficient cash flow to pay such fee. For these purposes, cash flow shall be determined before capital expenditures and distributions to Members of Owner.

10.  INSURANCE.
     ---------

     10.1  Coverage. Owner, for the benefit of both Owner and Manager, shall
           --------
maintain adequate insurance during the term of this Agreement. The type and amount of coverage shall be approved by Owner.


     10.2  Policies and Endorsements.
           -------------------------

           10.2.1 Policies.  All insurance coverage provided for hereunder shall
                  --------
be effected by policies issued by insurance companies with sound and adequate financial responsibility, or by self-insurance programs of either Manager or Owner.
Either party shall be entitled to object to an insurance company. Owner shall deliver to the Manager duplicate copies of the insurance policies or certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies or insurance certificates with respect to the renewal policies to the other party not less than thirty (30) days prior to the respective dates of expiration.

           10.2.2 Endorsement. All insurance shall, to the extent obtainable,
                  -----------
have attached thereto;

           (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Owner and Manager; and

           (b) an endorsement to the effect that no act or omission of Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained.

           (c) Owner and its members shall be named as additional insureds on all policies.

           10.2.3 Named Insureds. All policies of insurance shall be carried in
                  --------------
the name of Owner and Manager. All liability policies shall name Owner and Manager, and their respective members, managers, directors, officers, agents and employees, as additional insureds.

11.  Indemnification.
     ---------------

     11.1  Indemnification. Manager agrees to indemnify and hold Owner free and
           ---------------
harmless from any loss, liability, claim, demand, legal proceeding or cost (including attorneys' fees, costs, expenses and other charges) which is not covered by insurance proceeds and which Owner may sustain, incur or assume as a result of any allegation, claim, civil or criminal action, proceeding, charge or prosecution (collectively "Claims") which may be alleged, made, instituted or maintained against Manager or Owner, jointly or severally, to the extent arising out of or based upon (a) Claims by the employees of the Manager (including without limitation injury or compensation Claims); (b) the performance or non-performance of the Management Agreement by Manager, its agents or employees; or (c) the acts or failure to act of Manager, its employees or agents in a manner consistent with the standards set forth in Section 2.3 above. Notwithstanding the foregoing, Manager shall not be liable to indemnify and hold Owner harmless to the extent of any such loss, liability or cost which (i) results from the negligence of Owner, its agents (other than Manager) or employees or (ii) consists of consequential or punitive damages (including any such damages asserted by a third party). Nothing contained in this Section 11 or this Agreement shall constitute a guaranty or commitment by the Manager of the operating results or business prospects of the Casino Facility.



     11.2  Related Matters.
           ---------------

           11.2.1 Legal Fees, Etc., Procedures. Manager shall reimburse Owner
                  ----------------------------
for any legal fees and costs, including attorney's fees and other litigation expenses, incurred by Owner in respect to which indemnity is granted hereunder. If Claims are asserted or threatened, or if any action or suit is commenced or threatened with respect thereto, for which indemnity may be sought against Manager hereunder, Owner shall notify Manager in writing within thirty (30) days after Owner shall have had actual knowledge of the threat, assertion or commencement of the Claims, which notice shall specify in reasonable detail the matter for which indemnity may be sought. Manager shall have the right, upon notice to Owner given within thirty (30) days of its receipt of Owner's notice, to take primary responsibility for the prosecution, defense or settlement of such matter and payment of expenses in connection therewith. Owner shall provide, without cost to Manager, all relevant records and information reasonably required by Manager for such prosecution, defense or settlement and shall cooperate with Manager to the fullest extent possible. Owner, at Owner's sole cost and expense, shall have the right to employ its own counsel in any such matter with respect to which Manager has elected to take primary responsibility for prosecution, defense or settlement.

     11.2.2 Indemnified Parties. The indemnities contained in this Section 11
            -------------------
shall run to the benefit of both Owner and its affiliates, and its directors, officers, shareholders and employees.

     11.2.3 Survival. The provisions of this Section 11 shall survive any
            --------
cancellation, termination or expiration of this Management Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all claims which are subject to the provisions of this
Section 11.

12.  DAMAGE TO AND DESTRUCTION OF THE BUSINESS.
     -----------------------------------------

     12.1 Restoration. Provided that there are sufficient insurance proceeds, in
          -----------
the event fire or other casualty shall damage or destroy the property used in the Casino Facility, Owner shall be required to repair, restore or replace the same to the extent as may be limited by insurance proceeds. If there are not sufficient insurance proceeds and Owner no longer desires to operate the Casino Facility, Manager shall have the option, exercisable within ninety (90) days of such casualty, to obtain the license to operate the Casino Facility subject to appropriate regulatory approval. Owner shall use its best efforts to assist Manager in obtaining the license. In the event fire or other casualty shall damage or destroy the Casino Facility, Owner shall have the choice of repairing, restoring or replacing the same to the extent as may be limited by insurance proceeds. If Owner determines that it is not in its best interest to restore the Casino Facility, the Management Agreement will terminate.

13.  DEFAULT AND TERMINATION.
     -----------------------

     13.1 Events of Default. It shall be an event of default hereunder (an
          -----------------
"Event of Default") if Manager or Owner (the "Defaulting Party") as hereinafter defined fails to keep, perform or observe any material covenant, obligation or agreement required to be kept, performed or observed by such party under the terms of this Management Agreement, followed by written notice of such breach, default or non-compliance from the other party (the "Non-Defaulting Party" as hereinafter defined) to the Defaulting Party and the Defaulting Party fails to remedy or correct such breach, default or non-compliance within thirty (30) days after receipt of such notice. If the breach, default or non-compliance is other than payment of money and is of a nature such that it cannot reasonably be cured within such thirty (30) day period, the period for curing the default shall be extended so long as the Defaulting Party commences immediately and expediently as possible to cure the breach, default or non-compliance within such thirty
(30) day period.

     13.2 Termination.
          -----------

          13.2.1 General. If an Event of Default occurs and has not been cured,
                 -------
this Management Agreement shall terminate at the election of the Non-Defaulting Party. Notice of termination pursuant to this Section 13 may be given by the Non-Defaulting Party to the Defaulting Party at any time prior to the curing of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which date shall be not less than sixty (60) not more than one hundred twenty (120) days after the date of such notice. Notwithstanding the foregoing, if the Event of Default pertains to the payments of money. Manager may cease the discharge of is responsibilities hereunder effective upon the expiration of the thirty (30)-day notice referenced in
Section 13.1 hereof. Manager shall receive all funds due to it at the time of Termination.


           13.2.2      Termination.  In addition to the foregoing, this
                       -----------
Management Agreement shall terminate upon any of the following events:

           (a)   The mutual agreement of the parties; or

           (b) The inability of either party to receive or maintain the licenses to perform their obligations hereunder; or

           (c)   Manager shall

                       (i) apply for or consent to the appointment of, or taking possession by a receiver, custodian, trustee, liquidator or other similar official of all of its assets;

                       (ii) make a general assignment for the benefit of creditors;

                       (iii) be adjudicated as bankrupt or insolvent or have an
                             order for relief entered with respect thereto; or

                       (iv) file a voluntary petition, commence a voluntary case under the federal bankruptcy laws as now or hereafter constituted or file a petition or an answer seeking reorganization or any arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute.

           13.2.3      Waiver.  The waiver of any one Event of Default shall not
                       ------
be construed as the waiver of any other Event of Default.

     13.3  Remedies Cumulative.  Except as herein provided to the contrary, the
           -------------------
termination of this Management Agreement by the Non-Defaulting Party upon an Event of Default shall be without damage, injunctions, specific performance or other legal or equitable remedies by reason of any breach, default or non-compliance by the Defaulting Party with such Defaulting Party's covenants, obligations and agreements hereunder. Except as to any disputes for which injunctive relief would be an appropriate remedy, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute will attempt to resolve the dispute as set forth in Section 13.4 before proceeding to arbitration as provided in
Section 13.5. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

     13.4  Negotiation. If a dispute arises, any party to the dispute will give
           -----------
notice to each other party. If Owner is not a party to the dispute, notice will be given to Owner. After notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

     13.5  Arbitration. If, within 30 days after the notice provided in Section
           -----------
13.4, a dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

           (a) All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the notice provided in
Section 13.4, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in Section 13.4, or if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in Denver, Colorado, and issue an award.

           (b) To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with Colorado law. The arbitrator's decision will be made pursuant to the relevant substantive law of the State of Colorado. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal, having jurisdiction.

           (c) The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear its other respective costs and expenses. If one or more Members are included in the arbitration because of their membership or former membership in Owner, such group will collectively be treated as one party to the dispute (through Owner as a party).

14.  NOTICES.
     -------

     14.1  Notices. Every notice, demand, consent, approval or other document or
           -------
instrument required or permitted to be served upon any of the parties hereto shall be in writing and shall be deemed to have been duly served on the day of mailing, and shall be sent by registered or certified United States Mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses stated below:

If to Manager:  John M. Gallaway, President
                      or his designee Manager
                      711 Washington Loop
                      Biloxi, MS 39530

With copies thereof to the following:

                      Allan B. Solomon, Esq,
                      2200 Corporate Blvd. NW
                      Suite 310
                      Boca Raton, FL 33434

If to Owner:          Isle of Capri Black Hawk L.L.C.
                      711 Washington Loop
                      Biloxi, MS 39530
                      Attention:  John M. Gallaway

With copies thereof to the following:

                      H. Thomas Winn, President, or his designee,
                      Nevada Gold and Casinos, Inc.
                      3040 Post Oak Boulevard, Suite 675
                      Houston, TX 77056

or to such other address as either Manager or Owner may have specified in a notice duly given as required herein to the other.

150  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS.
     -------------------------------------------

     15.1  Relationship.  Manager and Owner shall not be construed as joint
           ------------
venturers or partners of each other by reason of this Management Agreement and neither shall have the power to bind or obligate the other except as specifically authorized and set forth in this Management Agreement. Nevertheless, Manager is granted such authority and powers as may be reasonably necessary for it to carry out the provisions of this Management Agreement. This Management Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute or create a lease of all or any portion of the Casino Facility.

     15.2  Contractual Authority.  Subject to the limitations thereon set forth
           ---------------------
in this Management Agreement, and in conformity with the Annual Plan, Manager is authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Owner any contracts and agreements (including, nut not limited to bank accounts) which are reasonably necessary and appropriate to carry out and place in effect the terms and conditions of this Management Agreement. Copies of all executed contracts shall be immediately conformed and furnished to Owner.

     15.3  Further Actions.  Owner and Manager agree to execute all contracts,
           ---------------
agreements and documents and take all actions necessary to comply with the provisions of this Management Agreement and the intent hereof.

160  APPLICABLE LAW.  This Management Agreement shall be governed by and
     --------------
construed in accordance with the laws of the State of Colorado. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law; provided, however, that in the event any material part of Owner's obligations under this Management Agreement shall be declared invalid or unenforceable, Manager shall have the option to terminate this Management Agreement.

170  MISCELLANEOUS.
     -------------

     17.1  Successors and Assigns. Manager shall not assign the whole or any
           ----------------------
portion of this Management Agreement or any payments due Manager hereunder, without the unanimous consent of the Members of Owner, which consent will not be unreasonably withheld, except that Manager may make such an assignment, without Owner's or the Members' consent, to a Permitted Transferee as defined in the Operating Agreement. Owner shall not assign the whole or any portion of this Agreement, except to an affiliate of Owner, without Manager's consent, except as collateral for any financing obtained in connection with the development and/or operation of the Casino Facility. If the Agreement is assigned to an affiliate of Owner, Manager shall continue to be responsible under this agreement.

     17.2  Force Majeure.  If at any time it becomes necessary in Manager's or
           -------------
Owner's reasonable opinion to cease operation of all or part of the Casino Facility to protect the Casino Facility or the health, safety or welfare of guests or employees of the Casino Facility for reasons of force majeure, such as, but not limited to, weather, acts of war, insurrection, civil strife and commotion, labor unrest, contagious illness, catastrophic events, or acts of God, then in such event Manager or Owner may close and cease operations of all or part of the Casino Facility, reopening and commencing operation when Manager and Owner determine in good faith that such may be done without jeopardy to the Casino Facility, its guests and employees. Neither party shall be liable for failure to perform any obligation hereunder (other than to pay money) when prevented by any force majeure cause not reasonably within the control of such party, such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation to which such force majeure applies shall be extended for a period of time equivalent to the delay from such cause.

     17.3  Authorization.  Owner and Manager represent to the other that it has
           -------------
full power and authority to execute this Management Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

     17.4  Interest.  Any amount payable to a party hereunder which shall not be
           --------
paid when due, shall accrue interest at the prime rate as published from time to time in the Wall Street Journal.

     17.5  Entire Agreement:  Amendments.  This Management Agreement sets forth
           -----------------------------
the entire and only agreement or understanding between Owner and Manager relating to the subject matter hereof and supersedes and cancels all previous agreements negotiations, commitments and representations in respect hereof among them. Owner has not relied on any projection of earnings or statements as to the possibility of future success or other similar matters which may have been prepared by Manager or Owner, or any of their respective affiliates, and understands that no guaranty is made or implied by Manager or its affiliates as to the cost or the future financial success of the operations being managed hereunder. This Management Agreement may not be amended in any respect except by an instrument in writing signed by Owner and Manager.

     17.6  Survival of Covenants.  Any covenant, term or provision of this
           ---------------------
Management Agreement which, in order to be effective, must survive the termination of this Management Agreement, shall survive any such termination.

     17.7  No Waiver.  No waiver by either party of a breach by the other party
           ---------
of any of the terms, covenants or conditions of this Management Agreement, shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default of either party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver.

     17.8  Compliance. In performing its obligations under this Management
           ----------
Agreement, Manager shall comply with all present and future laws, ordinances and all rules and regulations, requirements and orders of all governmental authorities and shall obtain all licenses and permits required to perform such obligations and shall file all returns and reports lawfully required of Manager in connection with its duties hereunder, including, but not limited to, income tax withholding returns, Federal Insurance Contributions Act returns and reports, Federal Unemployment Tax Act and worker's compensation returns and reports, sales and use tax returns (and shall timely pay all contributions, taxes, costs and other amounts due thereunder). All of the foregoing returns and reports shall be maintained as a part of the books and records of Manager.

     17.9  Headings. The headings hereunder are used for convenience only and
           --------
shall not affect the construction or interpretation of any provision hereof.

     17.10 Counterparts. For the convenience of the parties hereto, this
           ------------
Management Agreement may be executed in several original counterparts, each of which shall be deemed an original for all purposes and all such counterparts shall constitute but one and the same agreement.

     17.11 Commercial Reasonableness. Anything contained in this Management
           -------------------------
Agreement to the contrary notwithstanding, all contracts and agreements entered into by Manager hereunder, including any contracts on account of Owner, shall be commercially reasonable.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Agreement as of the date and year first above written.

CASINO AMERICA, INC.,               ISLE OF CAPRI BLACK HAWK,
a Delaware corporation              L.L.C., a Colorado limited liability
                                    company



By: /s/ Allan B. Solomon            By: Casino America of Colorado, Inc.,
   --------------------------             Member
Its: Executive Vice President
    -------------------------
                                          By: /s/ Allan B. Solomon
                                              ------------------------------
                                          Title: Executive Vice President
                                                ----------------------------


                                          Blackhawk Gold, Ltd., Member


                                          By: /s/ H. Thomas Winn
                                              ------------------------------
                                          Title: President
                                                ----------------------------

                                   EXHIBIT E

                      Scope of Gold Mountain Development


     Commercial and residential real estate activity of any kind, including the operation of developed commercial and residential projects, by NG & Casinos, Inc., BG, Ltd., or any of their affiliates, including Gold Mountain L.L.C., on lands primarily located to or in the vicinity of the Gaming District of Black Hawk, Colorado, and lands located in sections 7, 17 and 18 of Gilpin County, Colorado, but not limited to those specific areas, provided, however, that such activity shall not include any state regulated gaming activities.